UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2008
________________________

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-9165	38-1239739
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
CERTAIN OFFICERS.

            On October 22, 2008, the Board of Directors of Stryker Corporation (the "Company") approved certain changes in the Company's senior management.  These changes, which include the retirement of a named executive officer and changes in the principal financial and accounting officer functions, are as follows:

            Effective January 1, 2009, Si Johnson, Group President, MedSurg, will relinquish his position and cease to be a corporate officer of the Company.  Mr. Johnson will serve as an advisor to Stephen P. MacMillan, President and Chief Executive Officer, through 2009.

            Dean Bergy, Vice President and Chief Financial Officer, has decided to step out of the world of corporate finance and pursue his long-term interests with various charitable organizations.  Mr. Bergy will remain the Company's Vice President and Chief Financial Officer and co-principal financial officer through March 31, 2009 at which time he will become an advisor to the Company's new Vice President and Chief Financial Officer.  Mr. Bergy will cease to be the Company's principal accounting officer on December 1, 2008.

            Effective December 1, 2008, Curt R. Hartman, age 44, will become the Company's Vice President, Finance and co-principal financial officer.  Mr. Hartman will become the Company's Vice President and Chief Financial Officer and sole principal financial officer effective March 31, 2009.  Mr. Hartman had previously been Global President, Stryker Instruments since 2006 and President, Stryker Instruments since 2003.  After joining the Company in 1990 Mr. Hartman held several functional leadership roles at Stryker Instruments before being promoted to Vice President and General Manager, Stryker Instruments in 1999.

            Effective December 1, 2008, Tony M. McKinney, age 39, will become the Company's Vice President, Chief Accounting Officer and principal accounting officer.  Mr. McKinney had previously been the Vice President, Finance, International Group since 2006 and Group Controller, International Group since 2004.  After joining the Company in 1995, Mr. McKinney held various roles of increasing responsibility in the Corporate Accounting department before becoming the Director, Finance for the Japan Division in 2002.  Prior to joining the Company in 1995, Mr. McKinney was an Audit Senior Accountant with Ernst & Young LLP.

Item 8.01	OTHER EVENTS

            On November 10, 2008, the Company entered into an Auction Rate Securities (ARS) Rights agreement (the "Rights") with UBS Financial Services Inc. ("UBS"), one of its investment providers, whereby the Company received the right to sell its auction rate securities at par value to UBS at any time during the period June 30, 2010 through July 2, 2012.  These Rights are nontransferable securities registered with the U.S. Securities and Exchange Commission.  As a result of accepting the Rights, the Company has released UBS and its employees/agents from all claims except claims for consequential damages directly or indirectly relating to UBS's marketing and sale of ARS and agreed not to serve as a class representative or receive benefits under any class action settlement or investor fund.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION

(Registrant)

November 12, 2008                                                     /s/ THOMAS R. WINKEL

Date                                                                             Thomas R. Winkel

Vice President and Secretary